UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

IEC Electronics Corp.
(Exact name of registrant as specified in its charter)

Delaware	13-3458955
(State of incorporation or organization)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York	14513
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series A Junior Participating Preferred Stock Purchase Rights	NYSE MKT, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

(Title of Class)

Explanatory Note
IEC Electronics Corp. (the “Company”) is filing this Form 8-A/A (Amendment No. 1) to amend the information set forth in its Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2014.

Item 1.    Description of Registrant’s Securities to be Registered.

On March 9, 2015, the Company and Computershare Trust Company, N.A., successor rights agent to Registrar and Transfer Company, as Rights Agent (the “Rights Agent”), amended the Tax Benefit Preservation Plan Rights Agreement dated as of July 31, 2014 between the Company and the Rights Agent (the “Rights Agreement”) to change the Final Expiration Date (as defined in the Rights Agreement) from December 31, 2017 to February 20, 2015 (the “First Amendment”). As a result of the First Amendment, the Rights Agreement was terminated by its terms, effective as of February 20, 2015.

In connection with the termination of the Rights Agreement, the Company filed a Certificate of Elimination with the Secretary of the State of Delaware on March 10, 2015 eliminating the Series A Junior Participating Preferred Stock from its Certificate of Incorporation. The Rights (as defined in the Rights Agreement) distributed under the Rights Agreement on August 15, 2014, are no longer outstanding and no longer trade with the Company's common stock.

The Rights Agreement and a summary of its material terms, which were filed with the SEC on the Company’s Current Report on Form 8-K on July 31, 2014, are incorporated herein by reference. The First Amendment is incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2015.

The Certificate of Designation of Series A Junior Participating Preferred Stock of the Company filed with the Secretary of the State of Delaware on July 31, 2014, which was filed with the SEC on the Company’s Form 8-K/A on August 1, 2014, is incorporated herein by reference. The Certificate of Elimination as filed with the Secretary of the State of Delaware on March 10, 2015, is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2015.

Item 2.	Exhibits.

Exhibit No.	Description

3.1
Certificate of Designation of Series A Junior Participating Preferred Stock of IEC Electronics Corp. filed with the Secretary of the State of Delaware on July 31, 2014 is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K/A filed on August 1, 2014.

3.2
Certificate of Elimination of Series A Junior Participating Preferred Stock of IEC Electronics Corp. filed with the Secretary of the State of Delaware on March 10, 2015 is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 13, 2015.

4.1
Tax Benefit Preservation Plan Rights Agreement, dated as of July 31, 2014, by and between IEC Electronics Corp. and Registrar and Transfer Company, which includes the Form of Certificate of Designation as Exhibit A, Form of Rights Certificate as Exhibit B and the Form of Summary of Rights as Exhibit C is incorporated herein by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 31, 2014.

4.2
First Amendment to Tax Benefit Preservation Plan Rights Agreement dated as of
March 4, 2015 and effective as of February 20, 2015 between IEC Electronics Corp. and Computershare Trust Company, as successor rights agent to Registrar and Trust Company, as Rights Agent is incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	March 13, 2015	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1
Certificate of Designation of Series A Junior Participating Preferred Stock of IEC Electronics Corp. filed with the Secretary of the State of Delaware on July 31, 2014 is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K/A filed on August 1, 2014.

3.2
Certificate of Elimination of Series A Junior Participating Preferred Stock of IEC Electronics Corp. filed with the Secretary of the State of Delaware on March 10, 2015 is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 13, 2015.

4.1
Tax Benefit Preservation Plan Rights Agreement, dated as of July 31, 2014, by and between IEC Electronics Corp. and Registrar and Transfer Company, which includes the Form of Certificate of Designation as Exhibit A, Form of Rights Certificate as Exhibit B and the Form of Summary of Rights as Exhibit C is incorporated herein by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 31, 2014.

4.2
First Amendment to Tax Benefit Preservation Plan Rights Agreement dated as of
March 4, 2015 and effective as of February 20, 2015 between IEC Electronics Corp. and Computershare Trust Company, as successor rights agent to Registrar and Trust Company, as Rights Agent is incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 13, 2015.